Exhibit 99.2

Unaudited Condensed Consolidated

Financial Statements for

GRANDPOINT CAPITAL, INC.
AND SUBSIDIARIES

March 31, 2018

GRANDPOINT CAPITAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

MARCH 31, 2018 AND DECEMBER 31, 2017

(In thousands, except share and per share data)

	March 31,	December 31,
	2018	2017
ASSETS
Cash and due from banks	$51,427	$32,238
Interest-bearing deposits in banks	196,736	151,556
Cash and cash equivalents	248,163	183,794
Certificates of deposit in other banks	1,001	1,001
Marketable equity securities, at fair value	20,194	20,412
Available for sale investment securities, at fair value	448,641	451,891
Held to maturity investment securities, at amortized cost	30,263	30,312
Loans, net	2,346,379	2,344,608
Premises and equipment, net	6,274	6,201
Other real estate owned	925	914
Goodwill	53,323	53,323
Core deposit and other intangible assets	5,480	5,865
Bank owned life insurance	33,440	33,260
Other assets	64,091	62,353
Total Assets	$3,258,174	$3,193,934

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits:
Demand deposits	$1,099,105	$1,090,900
NOW accounts	164,550	145,591
Money market accounts	843,700	843,920
Savings accounts	47,320	44,837
Time deposits	259,886	251,681
Total Deposits	2,414,561	2,376,929

Borrowings	475,000	450,000
Other liabilities	11,614	12,353
Subordinated debenture payable	5,155	5,155
Total Liabilities	2,906,330	2,844,437
Commitments and Contingencies
Shareholders’ Equity
Preferred stock, 5,000,000 shares authorized, $0.01 par value; none issued and outstanding	—	—
Common stock, 70,000,000 shares authorized, $0.01 par value 33,174,924 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	332	332
Additional paid in capital	320,949	320,935
Accumulated other comprehensive loss	(2,089)	(788)
Retained earnings	32,652	29,018
Total Shareholders’ Equity	351,844	349,497
Total Liabilities and Shareholders’ Equity	$3,258,174	$3,193,934

See accompanying notes.

GRANDPOINT CAPITAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2018 AND 2017

(In thousands, except per share data)

	Three Months Ended
	March 31,
	2018	2017
Interest Income:
Interest and fees on loans	$28,393	$27,126
Interest on investment securities	3,966	3,597
Other interest income	506	260
Total Interest Income	32,865	30,983

Interest Expense:
Interest on NOW, money market and savings accounts	1,347	1,457
Interest on time deposits	664	591
Interest on borrowings	1,850	510
Total Interest Expense	3,861	2,558

Net Interest Income	29,004	28,425
(Reversal of) Provision for Loan Losses	(5)	245
Net Interest Income after ( Reversal of)Provision for Loan Losses	29,009	28,180

Noninterest Income:
Service charges, fees and other income	1,244	1,693
(Loss) gain on investment securities	(329)	170
Total Noninterest Income	915	1,863

Noninterest Expense:
Salaries and benefits	11,322	10,503
Occupancy	1,352	1,321
Furniture and equipment	921	842
Promotion	420	373
Data processing	548	516
Professional	1,173	638
Office	348	334
Assessments and insurance	508	519
Other	1,308	1,234
Total Noninterest Expense	17,900	16,280

Net Income Before Provision for Income Taxes	12,024	13,763
Provision for Income Taxes	3,331	5,590
Net Income	$8,693	$8,173
Net Income Per Share
Basic	$0.26	$0.25
Diluted	$0.25	$0.24

GRANDPOINT CAPITAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2018 AND 2017

(In thousands)

	Three Months Ended
	March 31,
	2018	2017

Net income	$8,693	$8,173

Other comprehensive income:

Change in unrealized (gain) loss on securities, net of tax of $514 and $(336) in 2018 and 2017, respectively	(1,384)	526

Reclassification adjustment for net (gain) included in net income, net of tax of $(70) in 2017	—	(100)

Other comprehensive (loss) income	(1,384)	426

Comprehensive income	$7,309	$8,599

See accompanying notes.

GRANDPOINT CAPITAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2018 AND 2017

(In thousands, except share data)

				Accumulated
			Additional	Other
	Common Stock		Paid In	Comprehensive	Retained
	Shares	Amount	Capital	Income (Loss)	Earnings	Total

Balances at December 31, 2017	33,174,924	$332	$320,935	$(788)	$29,018	$349,497

Stock-based compensation	—	—	14	—	—	14

Dividends	—	—	—	—	(4,976)	(4,976)

ASU 2016-01 Transfer of loss on Equity Securities	—	—	—	83	(83)	—

Comprehensive (loss) income	—	—	—	(1,384)	8,693	7,309

Balances at March 31, 2018	33,174,924	$332	$320,949	$(2,089)	$32,652	$351,844

Balances at December 31, 2016	33,022,742	330	318,904	(1,009)	64,765	382,990

Stock-based compensation	—	—	120	—	—	120

Stock options exercised	8,000	—	84	—	—	84

Dividends	—	—	—	—	(3,963)	(3,963)

Comprehensive income	—	—	—	426	8,173	8,599

Balances at March 31, 2017	33,030,742	$330	$319,108	$(583)	$68,975	$387,830

See accompany notes.

GRANDPOINT CAPITAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2018 AND 2017

(In thousands)

	Three Months Ended
	March 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$8,693	$8,173
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of premises and equipment	279	332
Amortization of intangible assets	385	410
(Recovery of) provision for loan losses	(5)	245
Accretion of discounts on acquired loans	(212)	(435)
Fair value adjustment on marketable securities	329	—
Net gain on sale of investment securities	—	(170)
Gain on sale of other real estate owned	—	(16)
Increase in cash surrender value of life insurance policies	(180)	(199)
Amortization on investment securities	381	98
Stock-based compensation	14	120
Net change in other assets	(2,078)	94
Net change in other liabilities	(739)	1,216
Net cash provided by operating activities	6,867	9,868
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investments securities	(37,500)	(20,000)
Proceeds from repayments, sales and maturities of investment securities	39,252	91,337
Net decrease in loans	(1,554)	(99,511)
Proceeds from sales of other real estate owned	—	449
Net purchases of premises and equipment	(352)	(69)
Net cash used in investing activities	(154)	(27,794)
CASH FLOWS FROM FINANCING ACTIVITIES
Net increase in time deposits	8,205	11,361
Net increase in other deposits	29,427	36,913
Net borrowings under line of credit agreement	25,000	(25,000)
Dividends	(4,976)	(3,963)
Proceeds from issuance of common stock, net	—	84
Net cash provided by financing activities	57,656	19,395
Change in cash and cash equivalents	64,369	1,469
Cash and cash equivalents, beginning of period	183,794	241,534
Cash and cash equivalents, end of period	$248,163	$243,003
Supplemental Disclosures of Cash Flow Information:
Interest paid	$3,890	$2,584
Taxes paid	—	—

See accompanying notes.

GRANDPOINT CAPITAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share data and per share amounts)

Note 1 — Basis of Presentation

The condensed consolidated financial statements include the accounts of Grandpoint Capital, Inc. and its wholly-owned subsidiaries, Grandpoint Bank (“GPB”) and one non-banking subsidiary, Peoria Holdings, LLC collectively referred to herein as the “Company.”  All significant intercompany transactions have been eliminated in consolidation.

In the opinion of management, the consolidated financial statements contain all adjustments (consisting of normal recurring accruals) necessary to present fairly the Company’s consolidated financial position as of March 31, 2018 and December 31, 2017, the consolidated results of its operations and comprehensive income for the three months ended March 31, 2018 and March 31, 2017 and the changes in stockholders’ equity and cash flows for the three months ended March 31, 2018 and 2017. Operating results or comprehensive income for the three months ended March 31, 2018 are not necessarily indicative of the results or comprehensive income that may be expected for any other interim period or the full year ending December 31, 2018.

Certain information and note disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes

Note 2 — Recently Issued Accounting Pronouncements

Accounting Standards Adopted

In February 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2018-02, Income Statement-Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. On December 22, 2017, the Tax Cuts and Jobs Act of 2017 was signed into law, which among other things reduced the maximum federal corporate tax rate from 35% to 21%. This Update addresses concerns about the guidance in current U.S. GAAP that requires deferred tax liabilities and assets to be adjusted for the effect of a change in tax laws or rates with the effect included in income from continuing operations in the reporting period that includes the enactment date. That guidance is applicable even in situations in which the related income tax effects of items in accumulated other comprehensive income (“AOCI”) were originally recognized in other comprehensive income (rather than in income from continuing operations). As a result of the adjustment of deferred taxes being required to be included in income from continuing operations, the tax effects of items within accumulated other comprehensive income (referred to as stranded tax effects for purposes of this Update) do not reflect the appropriate tax rate. This Update allows for an election to reclass between retained earnings and AOCI the impact of the federal income tax rate change. The amendments in this Update are effective for fiscal years beginning after December 15, 2018 and interim periods within those fiscal years. Early adoption of the amendments of this Update is permitted. The Company elected to early adopt as of December 31, 2017. Accordingly, the Company recorded an increase to AOCI and a decrease to retain earnings of approximately $142 for stranded tax effects on investment available for sale securities in 2017.

GRANDPOINT CAPITAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share data and per share amounts)

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business. Under the current implementation guidance in Topic 805, there are three elements of a business-inputs, processes, and outputs. While an integrated set of assets and activities (collectively referred to as a “set”) that is a business usually has outputs, outputs are not required to be present. In addition, all the inputs and processes that a seller uses in operating a set are not required if market participants can acquire the set and continue to produce outputs. The amendments in this Update provide a screen to determine when a set is not a business. The screen requires that when substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not a business. This screen reduces the number of transactions that need to be further evaluated. If the screen is not met, the amendments in this Update (1) require that to be considered a business, a set must include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create output and (2) remove the evaluation of whether a market participant could replace missing elements. The amendments provide a framework to assist entities in evaluating whether both an input and a substantive process are present. The framework includes two sets of criteria to consider that depend on whether a set has outputs. Although outputs are not required for a set to be a business, outputs generally are a key element of a business; therefore, the Company has developed more stringent criteria for sets without outputs. Lastly, the amendments in this Update narrow the definition of the term output so that the term is consistent with how outputs are described in Topic 606. Public business entities should apply the amendments in this Update to annual periods beginning after December 15, 2017, including interim periods within those periods. The adoption of this standard did not have a material effect on the Company’s operating results or financial condition.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. The Update requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The amendments in this Update are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. The adoption of this standard did not have a material effect on the Company’s operating results or financial condition.

In August 2016, the FASB issued ASU 2016-15, Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. The Update provides guidance on eight specific cash flow classification issues, which include: 1) debt prepayment or debt extinguishment costs; 2) settlement of zero-coupon debt instruments or debt with coupon interest rates that are insignificant in relation to the effective interest

GRANDPOINT CAPITAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share data and per share amounts)

rate; 3) contingent consideration payments made soon after a business combination; 4) proceeds from the settlement of insurance claims; 5) proceeds from the settlement of corporate-owned life insurance policies, including bank-owned life insurance policies; 6) distributions received from equity method investments; 7) beneficial interest in securitization transactions; and 8) separately identifiable cash flows and the application of the predominance principle. The amendments in this Update are effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period; however, an entity is required to adopt all of the amendments in the same period. The amendments in this Update should be applied using a retrospective transition method to each period presented. The adoption of this standard did not have a material effect on the Company’s operating results or financial condition.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments-Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. Changes made to the current measurement model primarily affect the accounting for equity securities with readily determinable fair values, where changes in fair value will impact earnings instead of other comprehensive income. The accounting for other financial instruments, such as loans, investments in debt securities, and financial liabilities is largely unchanged. The Update also changes the presentation and disclosure requirements for financial instruments including a requirement that public business entities use exit price when measuring the fair value of financial instruments measured at amortized cost for disclosure purposes. This Update is effective for public business entities in fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The adoption of ASU 2016-01 did not have a material effect on the Company’s operating results or financial condition. In accordance with the guidance, the Company measures the fair value of financial instruments reported at amortized cost on the statement of financial condition using the exit price notion. For further details, refer to Note 7 - Fair Value of Financial instruments.

ASU 2014-09, Revenue From Contracts With Customers (Topic 606), ASU 2015-14 Revenue from Contracts with Customers (Topic 606): Deferral of Effective Date, ASU 2016-08 Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net), ASU 2016-10 Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing, ASU 2016-11 Revenue Recognition (Topic 605) and Derivatives ad Hedging (Topic 815): Rescission of SEC Guidance Because of Accounting Standards Updates 2014-09 and 2014-16 Pursuant to Staff Announcements at the March 3, 2016 EITF Meeting, ASU 2016-12 Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients, and ASU 2016-20 Revenue from Contracts with Customers (Topic 606): Technical Corrections and Improvements to Topic 606. The FASB amended existing guidance related to revenue from contracts with customers, superseding and replacing nearly all existing revenue recognition guidance, including industry-specific guidance, establishing a new control-based revenue recognition model, changing the basis for deciding when revenue is recognized over time or at a point in time, providing new and more detailed guidance on specific topics and expanding and improving disclosures about revenue. In addition, this guidance specifies the accounting for some costs to obtain or fulfill a contract with a customer. The amendments are effective for public entities for annual reporting periods beginning after December 15, 2017.

GRANDPOINT CAPITAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share data and per share amounts)

The Company adopted the provisions of ASU 2014-09 and its related amendments effective January 1, 2018 utilizing the modified retrospective transition method and determined the adoption was insignificant to the consolidated financial statements. Since the impact upon adoption of ASU 2014-09 was insignificant to the consolidated financial statements, a cumulative effect adjustment to retained earnings was not deemed necessary.

The Company’s review of its various revenue streams indicated that approximately 97% of the Company’s revenue is out of the scope of ASU 2014-09, including all of the Company’s interest income and a significant portion of non-interest income. For those revenue streams that are within the scope of ASU 2014-09, the Company reviewed the associated customer contracts and agreements to determine the appropriate accounting for revenues under those contracts. The Company’s review did not identify any significant changes in the timing of revenue recognition under those contracts within the scope of ASU 2014-09. Significant revenue streams that are within scope primarily relate to service charges and fees associated customer deposit accounts, as well as fees for various other services the Company provides its customers. As a result of the implementation of ASU 2014-09, the Company will conduct a detailed review of its revenue streams at least annually, or more frequently if deemed necessary.

Recent Accounting Guidance Not Yet Effective

In March 2017, the FASB issued ASU 2017-08, Receivables - Nonrefundable Fees and Other Costs (Subtopic 310-20): Premium Amortization on Purchase Callable Debt Securities. The updated amends guidance on the amortization period of premiums on certain purchased callable debt securities. The amendments shorten the amortization period of premiums on purchased callable debt securities to the earliest call date. The update should be applied on a modified retrospective basis through a cumulative-effect adjustment to beginning retained earnings. The effective date of ASU 2017-08 is for interim and annual reporting periods beginning after December 15, 2018. The adoption of this standard is not expected to have a material effect on the Company’s operating results or financial condition.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The amendments replace the incurred loss impairment methodology in current U.S. GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. For public business entities, the amendment is effective for annual periods beginning after December 15, 2019 and interim period within those annual periods. The Company is currently evaluating the effects of ASU 2016-13 on its financial statements and disclosures. The Company is in the process of compiling key data elements and implementing a software model that will meet the requirements of the new guidance.

GRANDPOINT CAPITAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share data and per share amounts)

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The new standard is being issued to increase the transparency and comparability around lease obligations. Previously unrecorded off-balance sheet obligations will now be brought more prominently to light by presenting lease liabilities on the face of the balance sheet, accompanied by enhanced qualitative and quantitative disclosures in the notes to the financial statements. The Update is generally effective for public business entities in fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is currently in the process of evaluating existing lease obligations and service agreements under the provisions of the new standard. This evaluation includes an assessment of the appropriate classification and related accounting of each lease agreement under the new standard, a review of applicability of the new standard to existing service agreements, and gathering all essential lease data that will facilitate the application of the new standard. Upon adoption of the new standard, the Company will record a liability representing an obligation to make future lease payments and will also record an asset representing rights to use the underlying leased assets. As of March 31, 2018, the Company believes these assets and liabilities to be recognized under the new standard will amount to less than 1% of the Company’s total assets.

Note 3 — Significant Accounting Policies

Our accounting policies are described in Note 1. Summary of Significant Accounting Policies, of our audited consolidated financial statements. Select policies have been reiterated below that have a particular affiliation to our interim financial statements.

Revenue Recognition - The Company accounts for certain of its revenue streams in accordance with ASC 606 - Revenue from Contracts with Customers. Revenue streams within the scope of and accounted for under ASC 606 include: service charges and fees on deposit accounts, debit card interchange fees, fees from other services the Bank provides its customers, and gains and losses from the sale of other real estate owned and property, premises and equipment. ASC 606 requires revenue to be recognized when the Company satisfies related performance obligations by transferring to the customer a good or service. The recognition of revenue under ASC 606 requires the Company to first identify the contract with the customer, identify the performance obligations, determine the transaction price, allocate the transaction price to the performance obligations, and finally recognize revenue when the performance obligations have been satisfied and the good or service has been transferred. The majority of the Company’s contracts with customers associated with revenue streams that are within the scope of ASC 606 are considered short-term in nature and can be cancelled at any time by the customer or the Bank, such as a deposit account agreement. Other more significant revenue streams for the Company such as interest income on loans and investment securities are specifically excluded from the scope of ASC 606 and are accounted for under other applicable GAAP.

GRANDPOINT CAPITAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share data and per share amounts)

The following provides information concerning the components of noninterest income:

•   Loan servicing fees - generally consist of fees related to servicing of loans for others, as well as the net impact of related serving asset amortization.  This revenue stream is excluded from the scope of ASC 606 and is accounted for under other applicable GAAP. Loan servicing fees totaled $26 or approximately 0.07% of total revenues for the three months ended March 31, 2018.

•   Service charges on deposit accounts and other service fee income - consist of periodic service charges on deposit accounts and transaction based fees such as those related to overdrafts, ATM charges and wire transfer fees. Performance obligations for periodic service charges on deposit accounts are typically short term in nature and are generally satisfied on a monthly basis, while performance obligations for other transaction based fees are typically satisfied at a point in time (which may consist of only a few moments to perform the service or transaction) with no further obligations on behalf of the Bank to the customer. Periodic service charges are generally collected monthly directly from the customer’s deposit account, and at the end of a statement cycle, while transaction based service charges are typically collected at the time of or soon after the service is performed. Service charges on deposit accounts and other service fee income are accounted for under ASC 606 and totaled $754 or approximately 2.2% of total revenues for the three months ended March 31, 2018.

•   Debit card interchange fee income - consist of transaction processing fees associated with customer debit card transactions processed through a payment network.  The related performance obligations are generally satisfied when the customer transactions, which generate the fee, are processed. Debit card interchange income is accounted for under ASC 606 and totaled $33 or approximately 0.1% of total revenues for the three months ended March 31, 2018.

•   Earnings on bank-owned life insurance - relates to the periodic increase in the cash surrender value of bank-owned life insurance policies.  This revenue stream is excluded from the scope of ASC 606, and is accounted for under other applicable GAAP (ASC 325-30). Earnings on bank-owned life insurance total $181 or 0.5% of total revenues for the three months ended March 31, 2018.

•   Gains (losses) on the sale of loans and investment securities - gains (losses) from the periodic sale of loans and investment securities are excluded from the scope of ASC 606 and are accounted for under other applicable GAAP. Net losses from the sale of loans and investment securities totaled $(186) or 0.6% of total revenues for the three months ended March 31, 2018.

GRANDPOINT CAPITAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share data and per share amounts)

•   Other income - generally consists of trade finance fees and loan documentation services prepared for other financial institutions.  This revenue stream is excluded from the scope of ASC 606 and is accounted for under other applicable GAAP.  Other income also consists of other miscellaneous fees, which are accounted for under ASC 606, however, much like service charges on deposit accounts, these fees have performance obligations that are very short term in nature and are typically satisfied at a point in time. Revenues included in other income that are accounted for under ASC 606 totaled $108 or approximately 0.3% of total revenues for the three months ended March 31, 2018.

Other revenue streams that may be applicable to the Company include gains and losses from the sale of non-financial assets such as other real estate owned and property premises and equipment. The Company accounts for these revenue streams in accordance with ASC 610-20, which requires the Company to look to guidance in ASC 606 in the application of certain measurement and recognition concepts. The Company records gains and losses on the sale of non-financial assets when control of the asset has been surrendered to the buyer, which generally occurs at a specific point in time.

Goodwill and Core Deposit Intangible—Goodwill is generally determined as the excess of the fair value of the consideration transferred, plus the fair value of any noncontrolling interests in the acquiree, over the fair value of the net assets acquired and liabilities assumed as of the acquisition date. Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but tested for impairment at least annually or more frequently if events and circumstances exist that indicate the necessity for such impairment tests to be performed. The Company has selected November 30 as the date to perform the annual impairment test. Intangible assets with definite useful lives are amortized over their estimated useful lives to their estimated residual values. Goodwill is the only intangible asset with an indefinite life on our balance sheet.

Core deposit intangible assets arising from whole bank acquisitions are amortized on either an accelerated basis, reflecting the pattern in which the economic benefits of the intangible assets is consumed or otherwise used up, or on a straight-line amortization method over their estimated useful lives, which range from 6 to 10 years.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

GRANDPOINT CAPITAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share data and per share amounts)

Note 4 — Investment Securities

Investment securities have been classified in the consolidated balance sheets according to management’s intent and ability as available-for-sale or held-to-maturity.  The amortized cost of investment securities and their estimated fair values at March 31, 2018 and December 31, 2017 were as follows:

	March 31, 2018
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value

Available for sale
U.S. Treasury securities	$499	$—	$(8)	$491
Agency securities	1,998	—	(39)	1,959
Mortgage-backed securities and collateralized mortgage obligations	100,124	67	(3,469)	96,722
Collateralized loan obligations	271,594	945	(29)	272,510
Corporate debt securities	77,304	9	(354)	76,959
	$451,519	$1,021	$(3,899)	$448,641
Held to maturity
Corporate debt securities	$30,263	$—	$(737)	$29,526
	$30,263	$—	$(737)	$29,526

	December 31, 2017
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value

Available for sale
U.S. Treasury securities	$499	$—	$(5)	$494
Agency securities	2,998	—	(19)	2,979
Mortgage-backed securities and collateralized mortgage obligations	104,152	136	(1,664)	102,624
Collateralized loan obligations	262,076	657	(23)	262,710
Corporate debt securities	83,146	65	(127)	83,084
	$452,871	$858	$(1,838)	$451,891
Held to maturity
Corporate debt securities	$30,312	$26	$(232)	$30,106
	$30,312	$26	$(232)	$30,106

GRANDPOINT CAPITAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share data and per share amounts)

Note 4 — Investment Securities (continued)

Information pertaining to securities with gross unrealized losses at March 31, 2018 and December 31, 2017 aggregated by investment type and length of time that individual securities have been in a continuous unrealized loss position is as follows:

	March 31, 2018
	Less Than Twelve Months		Twelve Months or Greater		Total
	Estimated	Unrealized	Estimated	Unrealized	Estimated	Unrealized
	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses

Available for sale
U.S. Treasury securities	$491	$(8)	$—	$—	$491	$(8)
Agency securities	972	(24)	987	(15)	1,959	(39)
Mortgage-backed securities and collateralized mortgage obligations	27,155	(527)	65,684	(2,942)	92,839	(3,469)
Collateralized loan obligations	62,370	(29)	—	—	62,370	(29)
Corporate debt securities	35,510	(354)	—	—	35,510	(354)
	$126,498	$(942)	$66,671	$(2,957)	$193,169	$(3,899)
Held to maturity
Corporate debt securities	$29,526	$(737)	$—	$—	$29,526	$(737)
	$29,526	$(737)	$—	$—	$29,526	$(737)

	December 31, 2017
	Less Than Twelve Months		Twelve Months or Greater		Total
	Estimated	Unrealized	Estimated	Unrealized	Estimated	Unrealized
	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses

Available for sale
U.S. Treasury securities	$494	$(5)	$—	$—	$494	$(5)
Agency securities	988	(7)	1,991	(12)	2,979	(19)
Mortgage-backed securities and collateralized mortgage obligations	19,376	(64)	69,646	(1,600)	89,022	(1,664)
Collateralized loan obligations	28,227	(23)	—	—	28,227	(23)
Corporate debt securities	17,883	(127)	—	—	17,883	(127)
	$66,968	$(226)	$71,637	$(1,612)	$138,605	$(1,838)
Held to maturity
Corporate debt securities	$23,994	$(232)	$—	$—	$23,994	$(232)
	$23,994	$(232)	$—	$—	$23,994	$(232)

GRANDPOINT CAPITAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share data and per share amounts)

Note 4 — Investment Securities (continued)

Information pertaining to the number of securities in an unrealized loss position by investment type and the length of time individual securities have been in a continuous loss position are as follows:

	March 31, 2018
	Less Than	Twelve Months
	Twelve Months	or Greater	Total
	Securities with	Securities with	Securities with
	Unrealized Losses	Unrealized Losses	Unrealized Losses

Available for sale
U.S. Treasury securities	1	—	1
Agency securities	1	1	2
Mortgage-backed securities and collateralized mortgage obligations	44	82	126
Collateralized loan obligations	18	—	18
Corporate securities	7	—	7
	71	83	154
Held to maturity
Corporate securities	8	—	8
	8	—	8

	December 31, 2017
	Less Than	Twelve Months
	Twelve Months	or Greater	Total
	Securities with	Securities with	Securities with
	Unrealized Losses	Unrealized Losses	Unrealized Losses

Available for sale
U.S. Treasury securities	1	—	1
Agency securities	1	2	3
Mortgage-backed securities and collateralized mortgage obligations	29	82	111
Collateralized loan obligations	9	—	9
Corporate securities	4	—	4
	44	84	128
Held to maturity
Corporate securities	6	—	6
	6	—	6

GRANDPOINT CAPITAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share data and per share amounts)

Note 4 — Investment Securities (continued)

Management believes the Company has the ability and has the intent to hold these debt securities for a period of time sufficient for a recovery of cost.  In the opinion of management, the investment securities in an unrealized loss position at March 31, 2018 and December 31, 2017 are not considered other than temporarily impaired due to changes in market interest rates subsequent to the initial purchase of the securities and not due to concerns regarding the underlying credit exposure of the issuers or the underlying collateral.

The amortized cost and estimated fair values of securities at March 31, 2018, by contractual maturity, are shown below.  Expected and actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without prepayment penalties.

	March 31, 2018
	Available for Sale		Held to Maturity
		Estimated		Estimated
	Amortized Cost	Fair Value	Amortized Cost	Fair Value

Due in one year or less	$67,304	$67,297	$—	$—
Due from one to five years	2,676	2,625	—	—
Due in five to ten years	132,537	132,190	30,263	29,526
Due in more than ten years	249,002	246,529	—	—
	$451,519	$448,641	$30,263	$29,526

Amounts related to sale of securities for the three months ended March 31 are summarized as follows:

	Three Months Ended
	March 31,
	2018	2017

Gross proceeds	$—	$76,209
Realized gains	—	190
Realized losses	—	(20)

During the three months ended March 31, 2018, the Company wrote down its marketable equity securities by $(329).

GRANDPOINT CAPITAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share data and per share amounts)

Note 5 — Loans and Allowance for Loan Losses

The carrying value of major classifications of loans at are summarized as follows:

	March 31,	December 31,
	2018	2017
Loans secured by real estate:
Construction and land	$143,997	$139,512
Commercial properties	1,052,230	1,037,118
Residential properties	142,287	171,267
Multifamily properties	709,736	720,261
Commercial	269,099	252,756
Consumer	48,590	42,569
Total loans	2,365,939	2,363,483
Deferred fees and costs, net	(850)	64
Allowance for loan losses	(18,710)	(18,939)
	$2,346,379	$2,344,608

The adequacy of the allowance for loan losses is determined by the Company’s management based upon evaluation and review of credit quality of the loan portfolio, consideration of historical loss experience, relevant internal and external factors that affect the collection of a loan, and other pertinent factors.  The allowance for loan loss analysis is a formula methodology based upon assigning a risk rating to each loan upon origination and is periodically reassessed and validated during the term of the loan through the Company’s credit review processes.

Additionally, the Company’s management utilizes qualitative adjustments to the allowance for loan loss analysis in order to systematically quantify the credit risk impact of other trends and changes within the loan portfolio.  The qualitative factors considers the following nine factors, which are patterned after the guidelines provided under the Federal Financial Institutions Examination Council Interagency Policy Statement on the Allowance for Loan and Lease Losses issued in 2006:

•                  Changes in lending policies and procedures, including changes in underwriting standards and collection, charge-off, and recovery practices not considered elsewhere in estimating credit losses;

•                  Changes in international, national, regional, and local economic and business conditions and developments that affect the collectability of the portfolio, including the condition of various market segments;

•                  Changes in the nature and volume of the portfolio and in the terms of loans;

•                  Changes in the experience and ability of lending management and other relevant staff;

•                  Changes in the volume and severity of past due loans, the volume of nonaccrual loans, and the volume and severity of adversely classified or graded loans;

GRANDPOINT CAPITAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share data and per share amounts)

Note 5 — Loans and Allowance for Loan Losses (continued)

•                  Changes in the quality of the institution’s loan review system;

•                  Changes in the value of underlying collateral for collateral-dependent loans;

•                  The existence and effect of any concentrations of credit, and changes in the level of such concentrations; and,

•                  The effect of other external factors such as competition and legal and regulatory requirements on the level of estimated credit losses in the institutions’ existing portfolio.

The Company also establishes specific loss allowances for loans where management has identified potential credit risk conditions or circumstances related to a specific individual loans.  The loans identified as impaired are accounted for in accordance with one of the three acceptable valuations as follows: 1) the present value of future cash flows discounted at the loan’s effective interest rate; 2) the loan’s observable market price; or 3) the fair value of the collateral, if the loan is collateral dependent.  For the collateral dependent impaired loans, the Company obtains an appraisal to determine the amount of impairment at the date that the loan becomes impaired.  If the third party market data indicates that the value of collateral has declined since the most recent valuation date, the value of the property is adjusted downward to reflect current market conditions.  If the fair value of the collateral, less cost to sell, is less than the recorded amount of the loan, the Company either recognizes impairment by creating or adjusting an existing valuation allowance with a corresponding charge to the provision for loan losses or charges off the impaired balance on collateral dependent loans, if it is determined that such loss amount represents a confirmed loss.

Management believes that the allowance for loan losses was adequate as of March 31, 2018 and December 31, 2017.  There is, however, no assurance that future loan losses will not exceed the levels provided for in the allowance for loan losses and could possibly result in additional charges to the provision for loan losses.  In addition, bank regulatory authorities, as part of their periodic examination of the Company, may require additional charges to the provision for loan losses in future periods if warranted as a result of their review.  A significant decline in real estate market values may require an increase in the allowance for loan losses.

A summary of the changes in the allowance for loans losses for the three months ended March 31:

	2018	2017
Beginning balance	$18,939	$18,552
Provision for loan losses	(5)	245
Recoveries on loans previously charged off	180	94
Charge-offs	(404)	(20)
Ending balance	$18,710	$18,871

GRANDPOINT CAPITAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share data and per share amounts)

Note 5 — Loans and Allowance for Loan Losses (continued)

The following tables present by portfolio segment, the activity in the allowance for loan losses for the three months ended March 31, 2018 and 2017.  The following also presents by portfolio segment, the balance in the allowance for loan losses disaggregated on the basis of the Company’s impairment measurement method and the related recorded investment in loans (defined as unpaid principal balance adjusted for applicable unamortized premium, discount and any previous write-down of the investment) as of March 31:

	March 31, 2018
	Construction	Commercial	Residential	Multifamily
	and Land	Properties	Properties	Properties	Commercial	Consumer	Total
Allowance for loan losses:
Beginning balance	$1,097	$8,907	$542	$5,618	$2,286	$489	$18,939
Provision	(120)	322	(262)	(168)	61	162	(5)
Recoveries	—	5	115	—	54	6	180
Charge-offs	—	(14)	—	—	(331)	(59)	(404)
Ending balance	$977	$9,220	$395	$5,450	$2,070	$598	$18,710

Ending balances individually evaluated for impairment	$—	$—	$—	$—	$706	$—	$706
Ending balances collectively evaluated for impairment	$977	$9,220	$395	$5,450	$1,364	$598	$18,004

Recorded investment in loans:
Ending balance	$141,893	$1,046,954	$141,934	$717,066	$268,677	$48,565	$2,365,089

Ending balances individually evaluated for impairment	$755	$17,210	$3,694	$—	$12,301	$23	$33,983
Ending balances collectively evaluated for impairment	$141,138	$1,029,744	$138,240	$717,066	$256,376	$48,542	$2,331,106

GRANDPOINT CAPITAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share data and per share amounts)

Note 5 — Loans and Allowance for Loan Losses (continued)

	March 31, 2017
	Construction	Commercial	Residential	Multifamily
	and Land	Properties	Properties	Properties	Commercial	Consumer	Total
Allowance for loan losses:
Beginning balance	$1,598	$8,665	$602	$6,018	$1,636	$33	$18,552
Provision	(560)	221	36	488	64	(4)	245
Recoveries	3	5	12	—	72	2	94
Charge-offs	—	(17)	(3)	—	—	—	(20)
Ending balance	$1,041	$8,874	$647	$6,506	$1,772	$31	$18,871

Ending balances individually evaluated for impairment	$—	$103	$3	$91	$608	$—	$805
Ending balances collectively evaluated for impairment	$1,041	$8,771	$645	$6,415	$1,164	$31	$18,067

Recorded investment in loans:
Ending balance	$175,190	$1,036,517	$215,014	$806,072	$229,198	$7,796	$2,469,787

Ending balances individually evaluated for impairment	$25	$10,923	$3,485	$704	$5,072	$46	$20,255
Ending balances collectively evaluated for impairment	$175,165	$1,025,594	$211,529	$805,368	$224,126	$750	$2,449,532

As a result of the Company’s geographical concentration, a reliance on the economies in Southern California, Phoenix and Tucson, Arizona, and Vancouver, Washington may increase the credit risk associated with the Company’s loans.  While management believes that the allowance for loan losses at March 31, 2018 and December 31, 2017, is adequate to absorb probable losses inherent in the Company’s loan portfolio, a continued downturn in these economies may adversely impact asset quality and require future additions to the allowance for loan losses.  To the extent that such events occur, the impact on the adequacy of the Company’s allowance for loan losses will be reported in the Company’s consolidated financial statements in the period of occurrence.

GRANDPOINT CAPITAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share data and per share amounts)

Note 5 — Loans and Allowance for Loan Losses (continued)

Credit Quality Indicators

As previously noted, the Company uses several credit quality indicators to manage credit risk in an ongoing manner.  The Company’s primary credit quality indicators are to use an internal credit risk rating system that categorizes loans and leases into pass, special mention, or classified categories.  Credit risk ratings are applied individually to all loans that have significant or unique credit characteristics that benefit from a case-by-case evaluation.  The following are the definitions of the Company’s credit quality indicators:

•                  Pass/Watch: Loans in all classes that comprise the commercial and consumer portfolio segments that are not adversely rated, are contractually current as to principal and interest, and are otherwise in compliance with the contractual terms of the loan or lease agreement.  Management believes that there is a low likelihood of loss related to those loans that are considered pass.

•                  Special Mention: Loans classified as special mention have a potential weakness that deserves management’s close attention.  If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the Company’s credit position at some future date.

•                  Substandard: Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any.  Loans so classified have a well-defined weakness or weaknesses that jeopardize the repayment of the debt.  They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.

•                  Doubtful/Loss: Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or repayment in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.  The possibility of loss is extremely high, but because of certain important and reasonably specific pending factors, which may work towards strengthening of the asset, classification as a loss (and immediate charge off) is deferred until more exact status may be determined.  In certain circumstances, a Doubtful rating will be temporary, while the Company is awaiting an updated collateral valuation.  In these cases, once the collateral is valued and appropriate margin applied, the remaining un-collateralized portion will be charged off.  The remaining balance, properly margined, may then be upgraded to Substandard, however must remain on non-accrual.  A loss rating is assigned to loans considered un-collectable and of such little value that the continuance as an active Company asset is not warranted.  This rating does not mean that the loan has no recovery or salvage value, but rather that the loan should be charged-off currently, even though partial or full recovery may be possible in the future.

GRANDPOINT CAPITAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share data and per share amounts)

Note 5 — Loans and Allowance for Loan Losses (continued)

The Company’s credit quality indicators are periodically updated on a case-by-case basis.  The following tables present by loan type and by credit quality indicator, the recorded investment in the Company’s loans as of March 31, 2018 and December 31, 2017.

	March 31, 2018
	Pass /	Special		Doubtful /	Total
	Watch	Mention	Substandard	Loss	Loans

Construction and land	$141,100	$—	$793	$—	$141,893
Commercial properties	1,022,735	2,121	22,098	—	1,046,954
Residential properties	134,758	600	6,576	—	141,934
Multifamily properties	715,205	—	1,861	—	717,066
Commercial	253,565	714	14,398	—	268,677
Consumer	48,518	16	31	—	48,565
Total	$2,315,881	$3,451	$45,757	$—	$2,365,089

	December 31, 2017
	Pass /	Special		Doubtful /	Total
	Watch	Mention	Substandard	Loss	Loans

Construction and land	$136,144	$—	$1,154	$—	$137,298
Commercial properties	1,002,696	7,385	21,873	—	1,031,954
Residential properties	162,832	600	7,316	—	170,748
Multifamily properties	726,683	—	1,872	—	728,555
Commercial	236,156	3,197	13,100	—	252,453
Consumer	42,511	21	7	—	42,539
Total	$2,307,022	$11,203	$45,322	$—	$2,363,547

GRANDPOINT CAPITAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share data and per share amounts)

Note 5 — Loans and Allowance for Loan Losses (continued)

The following tables present by loan type, an aging analysis including the recorded investment in loans past due 90 days or more as of March 31, 2018 and December 31, 2017:

	March 31, 2018
		Over		Total Past
	30-89 Days	90 Days and		Due and		Total
	Past Due	Accruing Interest	Non-Accrual	Non-Accrual	Current	Loans

Construction and land	$—	$—	$755	$755	$141,138	$141,893
Commercial properties	2,143	87	4,262	6,492	1,040,462	1,046,954
Residential properties	—	—	973	973	140,961	141,934
Multifamily properties	—	—	—	—	717,066	717,066
Commercial	39	—	1,293	1,332	267,345	268,677
Consumer	—	—	23	23	48,542	48,565
Total	$2,182	$87	$7,306	$9,575	$2,355,514	$2,365,089

	December 31, 2017
		Over		Total Past
	30-89 Days	90 Days and		Due and		Total
	Past Due	Accruing Interest	Non-Accrual	Non-Accrual	Current	Loans

Construction and land	$—	$—	$768	$768	$136,530	$137,298
Commercial properties	896	—	6,254	7,150	1,024,804	1,031,954
Residential properties	182	—	1,805	1,987	168,761	170,748
Multifamily properties	—	—	—	—	728,555	728,555
Commercial	281	—	1,620	1,901	250,552	252,453
Consumer	—	—	—	—	42,539	42,539
Total	$1,359	$—	$10,447	$11,806	$2,351,741	$2,363,547

GRANDPOINT CAPITAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share data and per share amounts)

Note 5 — Loans and Allowance for Loan Losses (continued)

The following tables present information related to impaired loans as of and for the periods ended:

	March 31, 2018 and Three Months Ended
		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
	Investment	Balance	Allowance	Investment	Recognized
With no allowance recorded:
Construction and land	$755	$755	$—	$762	$32
Commercial properties	17,210	17,817	—	16,469	135
Residential properties	3,694	3,801	—	4,083	—
Multifamily properties	—	—	—	—	—
Commercial	3,511	3,598	—	2,961	192
Consumer	23	23	—	12	—
	25,193	25,994	—	24,287	359
With an allowance recorded:
Construction and land	—	—	—	—	—
Commercial properties	—	—	—	127	—
Residential properties	—	—	—	—	—
Multifamily properties	—	—	—	—	—
Commercial	8,790	8,791	706	8,665	—
Consumer	—	—	—	—	—
	8,790	8,791	706	8,792	—
Total	$33,983	$34,785	$706	$33,079	$359

	December 31, 2017 and the Year Ended
		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
	Investment	Balance	Allowance	Investment	Recognized
With no allowance recorded:
Construction and land	$768	$768	$—	$439	$—
Commercial properties	15,728	16,335	—	13,730	403
Residential properties	4,472	4,586	—	3,865	104
Multifamily properties	—	—	—	200	—
Commercial	2,410	2,497	—	3,185	101
Consumer	—	—	—	39	—
	23,378	24,186	—	21,458	608
With an allowance recorded:
Construction and land	—	—	—	—	—
Commercial properties	—	—	—	—	—
Residential properties	253	253	71	295	11
Multifamily properties	—	—	—	359	—
Commercial	8,540	8,541	894	5,063	335
Consumer	—	—	—	—	—
	8,793	8,794	965	5,717	346
Total	$32,171	$32,980	$965	$27,175	$954

GRANDPOINT CAPITAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share data and per share amounts)

Note 5 — Loans and Allowance for Loan Losses (continued)

Troubled Debt Restructurings

The Company offers a variety of modifications to borrowers.  The modification categories offered can generally be described in the following categories:

•                  Rate modification — A modification in which the interest rate is changed.

•                  Term modification — A modification in which the maturity date, timing of payments, or frequency of payments is changed.

•                  Interest only modification — A modification in which the loan is converted to interest only payments for a period of time.

•                  Payment modification — A modification in which the dollar amount of the payment is changed, other than an interest only modification described above.

•                  Combination modification — Any other type of modification, including the use of multiple categories above.

As of March 31, 2018 and December 31, 2017, total outstanding balance of troubled debt restructured loans were approximately $3,871 and $3,164, respectively, with no unfunded commitments.

The following table presents newly restructured loans that occurred during the periods ended:

Three Months Ended March 31, 2018
	Rate		Term		Payment		Combination		Total
	Modifications		Modifications		Modifications		Modifications		Modifications
	#	$	#	$	#	$	#	$	#	$
Pre-Modification Outstanding Recorded Investment:
Construction and land	—	$—	—	$—	—	$—	—	$—	—	$—
Commercial properties	—	—	—	—	—	—	—	—	—	—
Residential properties	—	—	—	—	—	—	1	121	1	121
Multifamily properties	—	—	—	—	—	—	—	—	—	—
Commercial	—	—	1	2,000	—	—	—	—	1	2,000
Consumer	—	—	—	—	—	—	—	—	—	—
Total	—	$—	1	$2,000	—	$—	1	$121	2	$2,121
Post-Modification Outstanding Recorded Investment:
Construction and land	—	$—	—	$—	—	$—	—	$—	—	$—
Commercial properties	—	—	—	—	—	—	—	—	—	—
Residential properties	—	—			—	—				—
Multifamily properties	—	—	—	—	—	—	—	—	—	—
Commercial	—	—	—	—						—
Consumer	—	—	—	—	—	—	—	—	—	—
Total	—	$—	—	$—	—	$—	—	$—	—	$—

GRANDPOINT CAPITAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share data and per share amounts)

Note 5 — Loans and Allowance for Loan Losses (continued)

	Year Ended December 31, 2017
	Rate		Term		Payment		Combination		Total
	Modifications		Modifications		Modifications		Modifications		Modifications
	#	$	#	$	#	$	#	$	#	$
Pre-Modification Outstanding Recorded Investment:
Construction and land	—	$—	1	$25	—	$—	—	$—	1	$25
Commercial properties	—	—	1	395	—	—	—	—	1	395
Residential properties	—	—	6	992	—	—	—	—	6	992
Multifamily properties	—	—	—	—	—	—	—	—	—	—
Commercial	—	—	2	742	—	—	3	2,116	5	2,858
Consumer	—	—	—	—	—	—	—	—	—	—
Total	—	$—	10	$2,154	—	$—	3	$2,116	13	$4,270

Post-Modification Outstanding Recorded Investment:
Construction and land	—	$—	—	$—	—	$—	—	$—	—	$—
Commercial properties	—	—	—	—	—	—	—	—	—	—
Residential properties	—	—	1	286	—	—	1	298	2	584
Multifamily properties	—	—	—	—	—	—	—	—	—	—
Commercial	—	—	—	—	1	211	2	380	3	591
Consumer	—	—	—	—	—	—	—	—	—	—
Total	—	$—	1	$286	1	$211	3	$678	5	$1,175

There were no loans modified as troubled debt restructurings for which there was a payment default within twelve months following the modification during the three months ended March 31, 2018 and the year ended December 31, 2017.

GRANDPOINT CAPITAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share data and per share amounts)

Note 6 — Subordinated Debenture Payable

On December 28, 2010, in connection with the acquisition of First Commerce Bancorp (“FCB”), the Company acquired the $155 of common equity of First Commerce Bancorp Statutory Trust I (the “Trust”), a Connecticut statutory business trust and assumed the $5,155 in outstanding subordinated debentures issued by the Trust.

The Trust was formed by FCB for the purpose of issuing trust preferred securities and issued $5,000 of its Floating Rate Cumulative Trust Preferred Securities in 2003.  The interest rate on the securities, which mature in 2033 and are callable at the option of the Company, is equal to the three-month LIBOR plus 2.95%.  The subordinated debentures issued by the Trust also mature in 2033 and include the same interest rate of the three-month LIBOR plus 2.95%.  The Company has the right to defer payment of interest on the subordinated debenture at any time for a period not to exceed five years.  The subordinated debentures may be redeemed at par by the Company prior to maturity.  For financial reporting purposes, the Trust is not consolidated and the fixed rate junior subordinated deferrable interest debentures held by the Trust, issued and guaranteed by the Company, are reflected as subordinated debenture payable in the consolidated balance sheets.

In connection with the FCB acquisition, the Company recorded a $514 discount to reflect the current below market interest rate on the assumed subordinated debentures.  This discount was recorded in other assets and will be amortized under the straight-line method over the remaining life of the subordinated debentures as deferred interest costs.  The unamortized discount was $355 and $360 as of March 31, 2018 and December 31, 2017, respectively.

GRANDPOINT CAPITAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share data and per share amounts)

Note 7 — Fair Value Information

The fair value of an asset or liability is the exchange price that would be received to sell that asset or paid to transfer that liability (exit price) in an orderly transaction occurring in the principal market (or most advantageous market in the absence of a principal market) for such asset or liability. In estimating fair value, the Company utilizes valuation techniques that are consistent with the market approach, the income approach, and/or the cost approach. Such valuation techniques are consistently applied. Inputs to valuation techniques include the assumptions that market participants would use in pricing an asset or liability. ASC Topic 825 requires disclosure of the fair value of financial assets and financial liabilities, including both those financial assets and financial liabilities that are not measured and reported at fair value on a recurring basis and a non-recurring basis. The methodologies for estimating the fair value of financial assets and financial liabilities that are measured at fair value are discussed below.

In accordance with accounting guidance, the Company groups its financial assets and financial liabilities measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described as follows:

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 - Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, prepayment speeds, volatilities, etc.) or model-based valuation techniques where all significant assumptions are observable, either directly or indirectly, in the market.

Level 3 - Valuation is generated from model-based techniques where one or more significant inputs are not observable, either directly or indirectly, in the market. These unobservable assumptions reflect the Company’s own estimates of assumptions that market participants would use in pricing the asset or liability. Valuation techniques may include use of matrix pricing, discounted cash flow models, and similar techniques.

GRANDPOINT CAPITAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share data and per share amounts)

Note 7 — Fair Value Information (continued)

Because no market exists for a significant portion of the Company’s financial instruments, fair value estimates are based on judgments regarding current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature, and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the fair values presented. Management uses its best judgment in estimating the fair value of the Company’s financial instruments; however, there are inherent limitations in any estimation technique.

A financial instrument’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. Management maximizes the use of observable inputs and attempts to minimize the use of unobservable inputs when determining fair value measurements.

Estimated fair values are disclosed for financial instruments for which it is practicable to estimate fair value. These estimates are made at a specific point in time based on relevant market data and information about the financial instruments. These estimates do not reflect any premium or discount that could result from offering the Company’s entire holdings of a particular financial instrument for sale at one time, nor do they attempt to estimate the value of anticipated future business related to the instruments. In addition, the tax ramifications related to the realization of unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of these estimates.

The following is a description of both the general and specific valuation methodologies used for certain instruments measured at fair value, as well as the general classification of these instruments pursuant to the valuation hierarchy.

Investment securities — Investment securities are generally valued based upon quotes obtained from independent third-party pricing services, which uses evaluated pricing applications and model processes. Observable market inputs, such as, benchmark yields, reported trades, broker/dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers and reference data are considered as part of the evaluation. The inputs are related directly to the security being evaluated, or indirectly to a similarly situated security. Market assumptions and market data are utilized in the valuation models. The Company reviews the market prices provided by the third-party pricing service for reasonableness based on the Company’s understanding of the market place and credit issues related to the securities. The Company has not made any adjustments to the market quotes provided by them and, accordingly, the Company categorized its investment portfolio within Level 2 of the fair value hierarchy.

GRANDPOINT CAPITAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share data and per share amounts)

Note 7 — Fair Value Information (continued)

Impaired Loans and Other Real Estate Owned — A loan is considered impaired when it is probable that payment of interest and principal will not be made in accordance with the contractual terms of the loan agreement. Impairment is measured based on the fair value of the underlying collateral or the discounted expected future cash flows. The Company measures impairment on all non-accrual loans for which it has reduced the principal balance to the value of the underlying collateral less the anticipated selling cost. As such, the Company records impaired loans as Level 3. At March 31, 2018, substantially all the Company’s impaired loans were evaluated based on the fair value of their underlying collateral based upon the most recent appraisal available to management.

The fair value of impaired loans and other real estate owned were determined using Level 3 assumptions, and represents impaired loan and other real estate loan balances for which a specific reserve has been established or on which a write down has been taken. Generally, the Company obtains third party appraisals (or property valuations) and/or collateral audits in conjunction with internal analysis based on historical experience on its impaired loans and other real estate owned to determine fair value. In determining the net realizable value of the underlying collateral for impaired loans, the Company will then discount the valuation to cover both market price fluctuations and selling costs the Company expected would be incurred in the event of foreclosure. In addition to the discounts taken, the Company’s calculation of net realizable value considered any other senior liens in place on the underlying collateral.

The fair value estimates presented herein are based on pertinent information available to management as of the periods indicated, representing an exit price.

	March 31, 2018
	Fair				Total Losses
	Value	Level 1	Level 2	Level 3	Level 3
Financial Assets
U.S. Treasury securities	$491	$—	$491	$—	$—
Agency securities	1,959	—	1,959	—	—
Mortgage-backed securities and collateralized mortgage obligations	96,722	—	96,722	—	—
Collateralized loan obligations	272,510	—	272,510	—	—
Corporate securities	76,959		76,959
Marketable equity securities	20,194	—	20,194	—	—

Total	$468,835	$—	$468,835	$—	$—

GRANDPOINT CAPITAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share data and per share amounts)

Note 7 — Fair Value Information (continued)

	December 31, 2017
	Fair				Total Losses
	Value	Level 1	Level 2	Level 3	Level 3
Financial Assets
U.S. Treasury securities	$494	$—	$494	$—	$—
Agency securities	2,979	—	2,979	—	—
Mortgage-backed securities and collateralized mortgage obligations	102,624	—	102,624	—	—
Collateralized loan obligations	262,710	—	262,710	—	—
Corporate securities	83,084		83,084
Marketable equity securities	20,412	—	20,412	—	—

Total	$472,303	$—	$472,303	$—	$—

The Company had no financial assets or liabilities that were measured at fair value on a recurring basis that required the use of significant unobservable inputs (Level 3) at March 31, 2018 and December 31, 2017.  Additionally, there were no transfers of assets either between Level 1 and Level 2 nor in or out of Level 3 of the fair value hierarchy for assets measured on a recurring basis for three months ended March 31, 2018 and the year ended December 31, 2017.

Assets Measured at Fair Value on a Non-recurring Basis

The Company may be required periodically, to measure certain financial assets and financial liabilities at fair value on a non-recurring basis, that is, the instruments are not measured at fair value on an ongoing basis, but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment).  These include assets that are measured at the lower of cost or fair value that were recognized at fair value below cost at the end of or during the period.

There were no transfers of assets either between Level 1 and Level 2 nor in or out of Level 3 of the fair value hierarchy for assets measured on a non-recurring basis for three months ended March 31, 2018 and the year ended December 31, 2017.

GRANDPOINT CAPITAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share data and per share amounts)

Note 7 — Fair Value Information (continued)

The following table presents the balances of the financial assets measured at fair value on a non-recurring basis by caption and by level within the fair value hierarchy as of March 31 and December 31:

	March 31, 2018
	Carrying				Total Losses
	Amount	Level 1	Level 2	Level 3	Level 3
Financial assets
Impaired loans
Construction and land	$755	$—	$—	$755	$—
Commercial properties	17,210	—	—	17,210	—
Residential properties	3,694	—	—	3,694	—
Commercial	12,324	—	—	12,324	706

Total	$33,983	$—	$—	$33,983	$706

OREO	$925	$—	$—	$925	$—

	December 31, 2017
	Carrying				Total Losses
	Amount	Level 1	Level 2	Level 3	Level 3
Financial assets
Impaired loans
Construction and land	$768	$—	$—	$768	$—
Commercial properties	15,728	—	—	15,728	—
Residential properties	4,725	—	—	4,725	71
Commercial	10,950	—	—	10,950	894

Total	$32,171	$—	$—	$32,171	$965

OREO	$914	$—	$—	$914	$—

GRANDPOINT CAPITAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share data and per share amounts)

Note 7 — Fair Value Information (continued)

Impaired loans and other real estate owned — The loan balance shown in the above table represents all of the Company’s impaired loans.  These loans are measured at fair value on a non-recurring basis.  Most of these loans are collateral-dependent and the Company measures such impaired loans based on the fair value of their collateral.  The fair value of each loan’s collateral is generally based on estimated market prices from an independently prepared appraisal, which is then adjusted for the cost related to liquidating such collateral.  The estimated fair value of other real estate owned is based on the appraised values or other information.  We generally use an 8% discount for selling costs which is applied to all properties, regardless of size.  Appraised values may be adjusted to reflect changes in market conditions that have occurred subsequent to the appraisal date, or for revised estimates regarding the timing or cost of the property sale.  These adjustments are based on qualitative judgments made by management on a case-by-case basis.  There have been no significant changes in the valuation techniques during the periods ended March 31, 2018 and December 31, 2017.

The following table presents the significant unobservable inputs used in the fair value measurements for Level 3 financial assets measured at fair value on a non-recurring basis:

	March 31, 2018
				Unobservable
	Fair	Valuation	Valuation	Input
	Value	Methodologies	Model	Valuation
Financial assets

Impaired loans

Construction and land	$755	Appraisal	Appraisal discount and estimated selling costs	13%

Commercial properties	17,210	Appraisal	Appraisal discount and estimated selling costs	13%

Residential properties	3,694	Appraisal	Appraisal discount and estimated selling costs	13%

Commercial	12,324	Income approach	Adjustment for differences in net operating income expectations	10-80%

Total	$33,983

OREO	$925	Appraisal	Appraisal discount and estimated selling costs	13%

GRANDPOINT CAPITAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share data and per share amounts)

Note 7 — Fair Value Information (continued)

	December 31, 2017
				Unobservable
	Fair	Valuation	Valuation	Input
	Value	Methodologies	Model	Valuation
Financial assets

Impaired loans

Construction and land	$768	Appraisal	Appraisal discount and estimated selling costs	13%

Commercial properties	15,728	Appraisal	Appraisal discount and estimated selling costs	13%

Residential properties	4,725	Appraisal	Appraisal discount and estimated selling costs	13%

Commercial	10,950	Income approach	Adjustment for differences in net operating income expectations	10-80%

Total	$32,171

OREO	$914	Appraisal	Appraisal discount and estimated selling costs	13%

Fair Value of Financial Assets and Liabilities

ASC Topic 825 requires disclosure of the fair value of financial assets and financial liabilities, including those financial assets and financial liabilities that are not measured and reported at fair value on a recurring basis or a non-recurring basis.  The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgement is required to develop the estimates of fair value.  Accordingly, the estimates presented below are not necessarily indicative of the amounts the Company could have realized in a current market exchange as of December 31, 2017 and 2016.  The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.  The description of the valuation methodologies used for assets and liabilities measured at fair value and for estimating fair value for financial instruments not recorded at fair value has been described below.

During 2018, the fair value of an asset or liability is the exchange price that would be received to sell that asset or paid to transfer that liability (exit price) in an orderly transaction occurring in the principal market (or most advantageous market in the absence of a principal market) for such asset or liability.

GRANDPOINT CAPITAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share data and per share amounts)

Note 7 — Fair Value Information (continued)

The table below presents the carrying amounts and fair values of financial instruments as of March 31, 2018 and December 31 based on their fair value hierarchy indicated:

	March 31, 2018
	Carrying
	Amount	Fair Value	Level 1	Level 2	Level 3
Financial assets
Cash and cash equivalents	$248,163	$248,163	$248,163	$—	$—
Certificates of deposits	1,001	1,001	1,001	—	—
Investment securities	499,098	498,361	—	498,361	—
Loans, net	2,346,379	2,438,070	—	—	2,438,070
Investment in common stock substantially restricted	16,768	16,768	—	—	16,678
Accrued interest receivable	10,641	10,641	—	10,641	—
BOLI	33,440	33,440	—	33,440	—

Financial liabilities
Deposits, no stated liability	$2,154,675	$1,933,261	$1,933,261	$—	$—
Time Deposits	259,886	260,182	—	260,182	—
Accrued interest payable	205	205	—	205	—
Borrowings	475,000	475,000	—	475,000	—
Subordinated debenture payable	5,155	4,800	—	—	4,800

	December 31, 2017
	Carrying
	Amount	Fair Value	Level 1	Level 2	Level 3
Financial assets
Cash and cash equivalents	$183,794	$183,794	$183,794	$—	$—
Certificates of deposits	1,001	1,001	1,001	—	—
Investment securities	502,615	502,409	—	502,409	—
Loans, net	2,344,608	2,395,382	—	—	2,395,382
Investment in common stock substantially restricted	16,768	16,768	—	—	16,768
Accrued interest receivable	10,180	10,180	—	10,180	—
BOLI	33,260	33,260	—	32,260	—

Financial liabilities
Deposits, no stated liability	$2,127,447	$1,867,220	$1,867,220	$—	$—
Time Deposits	251,681	251,888	—	251,888	—
Accrued interest payable	234	234	—	234	—
Borrowings	450,000	450,000	—	450,000	—
Subordinated debenture payable	5,155	4,795	—	—	4,795

GRANDPOINT CAPITAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share data and per share amounts)

Note 7 — Fair Value Information (continued)

Cash and cash equivalents — The carrying value of cash and cash equivalents approximate the fair value.

Certificates of deposit in other banks — Certificates of deposit in other banks are reported at their fair value based upon discounting estimated future cash flows using currently offered rates for deposits of similar maturities.

Investment securities — Investment securities are reported at fair value based upon independent third party market valuations of the Company’s investment securities.  The fair values are determined by using several sources for valuing securities.  The techniques include pricing models that vary based on the type of asset being valued and incorporate available trade, bid, and other market information.

Investments in common stock, substantially restricted — The carrying value of FHLB stock and bankers’ bank stock approximates fair value based on the redemption provisions of the respective stock.

Loans — The Company’s loan portfolio is held for investment purposes. Included in the portfolio are loans categorized as being impaired.  Fair values were calculated by sorting the portfolio by different product categories such as Commercial, Real Estate and Consumer and then further segmented into fixed and variable indexes and using a discounted present value model.  The model uses the Treasury yield curve, LIBOR or prime rate as the basis to derive a “risk-free” rate which is modified for credit quality.

Bank Owned Life Insurance (“BOLI”) — The Company’s BOLI fair value is estimated based upon the cash surrender value of the life insurance policies.

Accrued interest — The carrying amounts of accrued interest approximate fair value.

Deposits — The fair value of deposits with no stated maturity, such as noninterest-bearing demand deposits, savings, NOW accounts and money market accounts, is equal to the amount payable on demand at the reporting date (that is, their carrying amounts).  The fair value of certificates of deposit is based on the discounted value of contractual cash flows.  The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.  The fair value estimates do not include the benefit that results from the low-cost funding provided by the deposit liabilities compared to the cost of borrowing funds in the market.

Borrowings — Borrowings include short term FHLB borrowings. The carrying amount approximates fair value.

Subordinated debentures payable — The fair values of subordinated debentures are determined using rates currently available to the Company for debt with similar terms and remaining maturities.

GRANDPOINT CAPITAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share data and per share amounts)

Note 7 — Fair Value Information (continued)

Off-balance sheet financial instruments — The fair value of commitments to extend credit is based upon the difference between the interest rate at which we are committed to make the loans and the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities, adjusted for the estimated volume of loan commitments actually expected to close.  The fair value of commitments to extend credit and standby letters of credit was not significant at December 31, 2017 and 2016, as these instruments predominantly have adjustable terms and are of a short-term nature.

Note 8 — Subsequent Events, Merger with Pacific Premier Bancorp, Inc.

The Company announced on February 12, 2018 that it has entered into a Definitive Agreement to sell the Company to Pacific Premier Bancorp, Inc. in an all-stock transaction valued at $641.2 million, or $18.57 per share based on the closing price for Pacific Premier Bancorp, Inc. stock as of February 9, 2018.

Shareholders of both companies have approved the transaction and all applicable regulatory approvals have been obtained.  The transaction is expected to close on July 1, 2018.